Exhibit 99.2

CIFC TO BE ACQUIRED BY F.A.B. PARTNERS FOR $333 MILLION IN CASH

NEW YORK and JERSEY — August 19, 2016 —  CIFC LLC (NASDAQ: CIFC), a U.S. private debt investment manager, and F.A.B. Partners (“F.A.B.”), an alternative investment platform, today announced that CIFC and an affiliate of F.A.B. have entered into a definitive merger agreement under which F.A.B. will acquire CIFC for approximately $333 million in cash.

Under the terms of the merger agreement, CIFC shareholders will be entitled to receive $11.46 in cash per share — $11.36 per share as consideration in the merger, plus a $0.10 per share distribution detailed below — representing a premium of more than 60% over CIFC’s closing share price on August 19, 2016, and a premium of approximately 160% over the January 27, 2016 closing share price, the day prior to CIFC’s announcement of its pursuit of strategic alternatives to accelerate the growth of its business. The CIFC Board has declared a cash distribution of $0.10 per share to be paid on September 12, 2016 to shareholders of record as of the close of business on August 31, 2016.

Founded in 2005 and based in New York, CIFC is a $14 billion private debt manager specializing in U.S. corporate loan strategies. CIFC has over 75 employees, including more than 30 dedicated investment professionals.  The firm serves more than 200 institutional investors globally and is one of the largest managers of collateralized loan obligations (“CLOs”) in North America.

F.A.B. is a global alternative investment platform that focuses on originating, structuring and actively managing investments across geographies and asset classes.  F.A.B. was founded by Michele Faissola, Dalinc Ariburnu and Nizar Al-Bassam, each of whom has significant capital markets and investment management experience.

Jeffrey S. Serota, Chairman of CIFC’s Board, stated: “We are pleased to have reached this agreement with F.A.B., which follows a thorough review of strategic and financial alternatives that generated interest from over a dozen suitors.  Our Board concluded that this offer maximizes value for our shareholders and is in the best interests of our investors and clients.”

Stephen Vaccaro, Co-President and Chief Investment Officer of CIFC, added, “We have spent the past 10 years building a robust and scalable U.S. private debt business. With the support of F.A.B., our company embarks on a new chapter of growth and product line expansion. We are thrilled to be able to tap into the extensive experience F.A.B. can contribute to our platform and regard F.A.B. as ideally positioned to help CIFC serve its clients, broaden its product offerings and achieve new milestones.”

“CIFC is a leading private debt investment platform and one of the largest CLO managers in the industry and we are thrilled that this acquisition marks our first foray into the U.S. credit markets,” said Michele Faissola, Co-Founding Partner of F.A.B. “CIFC’s highly experienced investment team, institutional infrastructure and blue-chip client base, make them an ideal partner for us as we look to access the U.S. market for our clients. Our clients are committed to capitalizing on both current and future investment opportunities in the U.S. and we view CIFC as our beachhead into these exciting opportunities.”

Nizar Al-Bassam, Co-Founding Partner of F.A.B., added, “With this acquisition, we are thrilled to be backing a strong management team which we have gotten to know well throughout the strategic process. The depth and breadth of the team Steve and his partner, Oliver Wriedt, have built was a key consideration in our decision to choose the CIFC platform as our first major investment geared at accessing the U.S. market. We are looking forward to working alongside them to lead CIFC through its next phase of growth and development.”

F.A.B. has secured the capital backing for the acquisition of CIFC from Supreme Universal Holdings Ltd, a company controlled by Qatar’s royal family.

The transaction has been approved by CIFC’s Board of Directors. Columbus Nova, CIFC’s majority shareholder, has agreed to vote its shares in favor of the transaction. The transaction, which is subject to approval by CIFC’s shareholders, the satisfaction of certain regulatory approvals and other customary closing conditions, is expected to close this calendar year.

J.P. Morgan Securities LLC is serving as exclusive financial advisor to CIFC and Dechert LLP and Latham & Watkins LLP are serving as legal counsel.  Moelis & Company LLC is acting as exclusive financial advisor to F.A.B., and Weil, Gotshal & Manges LLP and Ernst & Young LLP are serving as legal advisor and accounting & tax advisor, respectively.

About CIFC

Founded in 2005, CIFC is a private debt manager specializing in secured U.S. corporate loan strategies. Headquartered in New York, CIFC is a SEC registered investment adviser and a publicly traded company (NASDAQ: CIFC). Serving institutional investors globally, CIFC is one of the largest managers of senior secured corporate credit. For more information, please visit CIFC’s website at www.cifc.com.

About F.A.B. Partners

F.A.B. Partners is a Jersey-based investment platform backed by a select group of sophisticated, global and long term oriented investors. F.A.B. works in partnership with its management teams and its network of strategic advisors to generate higher absolute returns for its investors, over the long term. F.A.B. targets superior returns across all asset classes, sectors and geographies. For more information, please visit www.FABpartners.com.

Forward-Looking Statements

Statements in this press release that relate to future results and events are forward-looking statements based on CIFC’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) uncertainties and risks as to the timing of completion of the merger; (ii) the risk that the merger is not consummated, including due to the failure to satisfy any conditions to completion of the proposed merger; (iii) risks related to disruption of management’s attention from CIFC’s ongoing business operations due to the transaction; (iv) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against CIFC and others relating to the merger agreement; (v) the risk that the pendency of the proposed merger disrupts current plans and operations and business generally; (vi) the effect of the announcement of the proposed merger on CIFC’s relationships with its clients, business partners and employees; and (vii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in CIFC’s Annual Report on Form 10—K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 25, 2016, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent CIFC’s views as of the date on which such statements were made and CIFC undertakes no obligation to publicly update such forward-looking statements.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of CIFC by F.A.B. Holdings I LP. In connection with the proposed merger, CIFC will file with the Securities and Exchange Commission (the “SEC”) and furnish to CIFC’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, CIFC’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by CIFC with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from CIFC’s website at www.cifc.com or by directing a request to: CIFC LLC, 295 Park Avenue, 4th Floor, New York, NY 10177, Attn: Investor Relations, (212) 624-1200.

Participants in the Solicitation

CIFC and its directors, executive officers and certain other members of management and employees of CIFC may be deemed to be “participants” in the solicitation of proxies from the shareholders of CIFC in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of CIFC in connection with the proposed merger, which may be different than those of CIFC’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about CIFC and its directors and executive officers and their ownership of CIFC’s common stock in CIFC’s amendment to its annual report filed on Form 10-K, which was filed with the SEC on April 29, 2016, and in Section 16 filings of directors and executive officers filed with the SEC subsequent to that date. Additional information regarding the interests of such individuals in the proposed acquisition of CIFC will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and CIFC’s website at www.cifc.com.

Contact

Jonathan Gasthalter/Nathaniel Garnick/Amanda Klein

Gasthalter & Co.

(212) 257-4170